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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2023

GENERATION INCOME PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	401 East Jackson Street, Suite 3300 Tampa, Florida	33602
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813)-448-1234

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GIPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 7, 2023, Generation Income Properties, Inc. (the “Company”), through its subsidiary GIPIL 525 S Perryville Rd, LLC ("Buyer"), entered into a Tenant in Common Purchase Agreement (the “Purchase Agreement”) with SunnyRidge MHP, LLC ("Seller") pursuant to which the Buyer purchased the Seller’s 50% undivided tenant-in-common interest in the Company’s Rockford, Illinois property (the “Rockford TIC Interest”). Prior to such transaction, Buyer held a 50% tenant-in-common interest in the Rockford property, and, as a result of the transaction, Buyer became the owner of 100% of the interest in the property. The Rockford TIC Interest was purchased for approximately $1.3 million, and the closing of such purchase occurred on September 7, 2023.

As previously reported in a Current Report on Form 8-K filed by the Company on August 14, 2023, under the Amended and Restated Limited Liability Company Agreement, dated August 10, 2023, of GIP VB SPE, LLC, a subsidiary of the Company’s operating partnership (“GIP SPE”), LC2-NNN Pref, LLC (the preferred equity investor in GIP SPE) was obligated to make an additional $2.1 million capital contribution in GIP SPE upon the completion of the acquisition of the Rockford TIC Interest. Such additional capital contribution was made on September 11, 2023.

The foregoing description of the Purchase Agreement is summary in nature, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

d)
Exhibits.

Exhibit No.	Description

2.1	Tenant in Common Purchase Agreement, dated September 7, 2023 between GIPIL 525 S Perryville Rd, LLC and Sunnyridge MHP, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties, many of which are beyond management’s control, that could cause actual results to differ materially from those described in the forward-looking statements, including without limitation the risk that the expected benefits of the acquisition of the Rockford TIC Interest will not be realized or will not be realized within the expected time periods, as well as risks relating to general economic conditions, market conditions, interest rates, and other factors. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Please refer to the risks detailed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION INCOME PROPERTIES, INC.

Date: September 13, 2023	By:	/s/ Allison Davies
Allison Davies
Chief Financial Officer